EX-99.COE

Code of Ethics for Principal Executive and Principal Financial Officers

Effective April 1, 2024

Policy Purpose and Summary

Section 406 of the Sarbanes-Oxley Act requires that each MFS Fund registered under the Investment Company Act of 1940 disclose whether or not it has adopted a code of ethics for senior financial officers, applicable to its principal financial officer and principal accounting officer.

I.Overview

A. Covered Officers/Purpose of the Code

This code of ethics (this “Code”) has been adopted by the funds (collectively, “Funds” and each, “Fund”) under supervision of the MFS Funds Board (the “Board”) and applies to the Funds’ Principal Executive Officer and Principal Financial Officer (the “Covered Officers” each of whom is set forth in Exhibit A) for the purpose of promoting:

•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•full, fair, accurate, timely and understandable disclosure in reports and documents that the Funds file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Funds;

•compliance by the Funds with applicable laws and governmental rules and regulations;

•the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•accountability for adherence to the Code.

B. Conduct Guidelines

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. In addition, each Covered Officer should not place his or her personal interests ahead of the Funds’ interests and should endeavor to act honestly and ethically. In furtherance of the foregoing, each Covered Officer must:

•not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting for any Fund whereby the Covered Officer would benefit personally to the detriment of the Fund; and

•not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund.

The following activities, which could create the appearance of a conflict of interest, are permitted only with the approval of the Funds’ Chief Legal Officer (“CLO”):

•service as a director on the board of any “for profit” company other than the board of the Funds' investment adviser or its subsidiaries or board of a pooled investment vehicle sponsored by the Funds' investment adviser or its subsidiaries;

•running for political office;

•the receipt of any Fund business-related gift or any entertainment from any company with which a Fund has current or prospective business dealings unless such gift or entertainment is permitted by the gifts and entertainment policy of the Funds' investment adviser;

•any material ownership interest in, or any consulting or employment relationship with, any Fund service providers (e.g., custodian banks, audit firms), other than the Funds’ investment adviser, principal underwriter, administrator or any affiliated person thereof;

•a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares, other than an interest arising from the Covered Officer’s employment or securities ownership.

C.Disclosure and Compliance

•Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Funds;

•each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Fund, including to the Fund’s trustees and auditors, and to governmental regulators and self-regulatory organizations;

•each Covered Officer should, to the extent appropriate within his or her area of Fund responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•it is the responsibility of each Covered Officer to promote compliance within his or her area of Fund responsibility with the standards and restrictions imposed by applicable laws, rules and regulations.

D.Reporting and Accountability

Each Covered Officer must:

•upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the Code;

•annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

•annually report to the CLO affiliations and relationships which are or may raise the appearance of a conflict of interest with the Covered Officer’s duties to the Funds, as identified in the annual Trustee and Officer Questionnaire;

•not retaliate against any other Covered Officer or any officer or employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•notify the CLO promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The CLO is responsible for applying this Code to specific situations in which questions are presented under it, granting waivers upon consultation with the Board or its designee, investigating violations, and has the authority to interpret this Code in any particular situation. The CLO will report requests for waivers to the Board (or a designee thereof) promptly upon receipt of a waiver request and will periodically report to the Board any approvals granted since the last report.

The CLO will take all appropriate action to investigate any potential violations reported to him or her and to report any violations to the Board. If the Board concurs that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer.

Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

E. Confidentiality

All reports and records prepared or maintained pursuant to this Code and under the direction of the CLO will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Funds’ Board, its counsel, counsel to the Board’s independent trustees and senior management and the board of directors of the Fund’s investment adviser and its counsel.

F. Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

II.Supervision

The Board of Trustees of the Funds, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Funds, shall review no less frequently than annually, a report from the CLO regarding the affirmations of the principal executive officer and the principal financial officer as to compliance with this Code.

III.Interpretation and Escalation

Breaches of the Code are reviewed by the CLO and communicated to the Board of Trustees of the affected Fund(s). Interpretations of this Policy shall be made from time to time by the CLO, as needed, and questions regarding the application of this Policy to a specific set of facts are escalated to the CLO.

IV. Authority

Section 406 of the Sarbanes-Oxley Act.

V.Monitoring

Adherence to this policy is monitored by the CLO.

VI.	Related Policies
This Code shall be the sole code of ethics adopted by the Funds for purposes of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds’ adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds’ and their investment adviser’s codes of ethics under Rule 17j-1 under the Investment Company Act and any other codes or policies or procedures adopted by the Funds or their investment adviser or other service providers are separate requirements and are not part of this
Code.
VII.	Amendment
Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.
VIII.	Recordkeeping
All required books, records and other documentation shall be retained in accordance with MFS’ related record retention policy.

Additional procedures may need to be implemented by departments to properly comply with this policy.

Exhibit A

As of April 1, 2024

Persons Covered by this Code of Ethics

Funds’ Principal Executive Officer: David L. DiLorenzo

Funds’ Principal Financial Officer: Kasey L. Phillips